Exhibit n

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement under the Investment Company Act of 1940 of Master Senior Floating Rate Trust on Form N-2 of our report dated September 29, 2000, appearing in Part B of this Registration Statement. We also consent to the use of our report dated October 19, 1999, which appears in the Annual Report of Merrill Lynch Senior Floating Rate Fund II, Inc., which is incorporated by reference in Part A of this Registration Statement. We also consent to the reference to us under the heading “FINANCIAL HIGHLIGHTS”, which is included in Post-Effective Amendment No. 1 to Registration Statement No. 333-90189 on Form N-2 of Merrill Lynch Senior Floating Rate Fund II, Inc., which is also incorporated by reference in Part A of this Registration Statement. We further consent to the use of our report dated September 29, 2000, which is included in Pre-Effective Amendment No. 1 to Registration Statement No. 333-41576 on Form N-2 of Mercury Senior Floating Rate Fund, Inc., which is incorporated by reference in Part A of the Registration Statement.

/s/ Deloitte & Touche LLP Princeton, New Jersey October 3, 2000